Ford Credit May 1994-A Grantor Trust
                      6.35% Asset Backed Certificates

                          Monthly Servicing Report

Collection Period:  October 1994
Distribution Date:  November 15, 1994

                                                                                Number of
                                                              Dollar Amount     Contracts
                                                           -------------------  ---------
Principal Deposits in Collection Account
 Available Principal Amount                                $     33,325,816.89
 Realized Losses                                                    446,212.91
                                                           -------------------
 Monthly Principal Distributable Amount                          33,772,029.80

Interest Deposits in Collection Account
 Available Interest Amount                                 $      8,567,778.75

Servicing Fee
 Class A Servicing Fee                                     $        687,542.05
 Class B Servicing Fee                                               76,393.56
                                                           -------------------
 Total Servicing Fee                                       $        763,935.61
 Reimbursable Advances                                              152,668.56
 Available Interest Amount Available
  for Certificateholders                                          7,651,174.58

Schedule of Distributions to Certificateholders
Class A
 Class A Interest Distributable Amount                     $      4,511,421.78
  Plus:  Class A Interest Carryover Shortfall                             0.00
  Less:  Class A Available Interest Amount                        7,115,592.36
                                                           -------------------
 Class A Interest Draw Amount                              $              0.00
  Less:  Available Subordination Amount                          16,396,078.98
                                                           -------------------
 Class A Interest Shortfall Amount                         $              0.00
 Remaining Class A Available Interest Amount                      2,604,170.58

 Interest Distribution to Class A                          $      4,511,421.78

 Class A Principal Distributable Amount                    $     31,407,987.71
  Plus:  Class A Principal Carryover Shortfall                            0.00
  Less:  Class A Available Principal Amount                      30,993,009.71
                                                           -------------------
 Class A Principal Draw Amount                             $        414,978.01
  Less:  Available Subordination Amount                          16,396,078.98
                                                           -------------------
 Class A Principal Shortfall Amount                        $              0.00

 Principal Distribution to Class A                         $     31,407,987.71

Class B
 Class B Interest Distributable Amount                     $      3,139,752.80
  Plus:  Class B Interest Carryover Shortfall                             0.00
  Less:  Class B Available Interest Amount                        3,139,752.80
  Plus:  Class B Interest Draws                                           0.00
                                                           -------------------
 Class B Interest Shortfall Amount                         $              0.00

 Interest Distributions to Class B                         $      3,139,752.80

 Class B Principal Distributable Amount                    $      2,364,042.09
  Plus:  Class B Principal Carryover Shortfall                      494,107.57
  Less:  Class B Available Principal Amount                       2,332,807.18
  Plus:  Class B Principal Draws                                    414,978.01
                                                           -------------------
 Class B Principal Shortfall Amount                        $        940,320.48

 Principal Distributions to Class B                        $      1,917,829.18

Principal Balances
 Class A Beginning Principal Balance                       $    852,552,147.24
 Less:  Reductions to Class A Principal
  Balance                                                        31,407,987.71
                                                           -------------------
 Class A Ending Principal Balance                          $    821,144,159.53

 Class B Beginning Principal Balance                       $     64,170,591.73
 Less:  Reductions to Class B Principal
  Balance                                                         2,364,042.09
                                                           -------------------
 Class B Ending Principal Balance                          $     61,806,549.64

 Beginning Pool Principal Balance                          $    916,722,738.97    82,037
 Less:  Reductions in Pool Principal Balance                     33,772,029.80
                                                           -------------------
 Ending Pool Principal Balance                             $    882,950,709.17    80,452

Calculation of Pool Factor
 Class A Pool Factor (Ending Class A
  Principal Balance divided by Initial
  Class A Principal Balance to 7 decimal
  places)                                                            0.8083024

Calculation of Subordinated Spread Account
 Beginning Subordinated Spread Account Balance             $     10,923,519.00
 Plus:  Net Change in Spread Account                                      0.00
                                                           -------------------
 Ending Subordinated Spread Account Balance                $     10,923,519.00

Advances
 Advances at Beginning of the Month                        $      8,126,730.81
 Plus:  Net Change in Advances                                      455,395.31
                                                           -------------------
 Advances at End of the Month                              $      8,582,126.12    19,533

Payaheads
 Payaheads at Beginning of the Month                       $      5,637,823.74
 Plus:  Net Change in Payaheads                                     (84,246.49)
                                                           -------------------
 Payaheads at End of the Month                             $      5,553,577.25    16,088